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                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For information, contact: Tom Gelston, Director Investor Relations at (203) 222-5943

                 TEREX TO PRESENT AT CREDIT SUISSE FIRST BOSTON
                       GLOBAL MINING EQUIPMENT CONFERENCE

         WESTPORT, CT, September 27, 2005 - TEREX Corporation (NYSE: TEX) today announced that it will participate in the Credit Suisse First Boston Global Mining Equipment Conference at the CSFB Conference Center Auditorium located at One Madison Avenue in New York, New York on Thursday, September 29, 2005. The meeting will include a presentation by Ronald DeFeo, TEREX's Chairman and Chief Executive Officer, and Rick Nichols, President - TEREX Materials Processing & Mining.

         A live webcast of this presentation can be accessed on Thursday, September 29, 2005 at 1:15 PM (EDT) on the TEREX Corporation website, www.terex.com, under the Investors section. Additionally, a slide presentation from the conference will be available beginning on September 29, 2005 on the TEREX website under the Investors section.

         Listeners should go to this site at least 15 minutes before this event to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available for 90 days by accessing the above address. There is no charge to access the event.

         The presentation and webcast may contain forward-looking information based on TEREX's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others: Terex's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex's ability to timely manufacture and deliver products to customers; Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's ability to file its periodic reports with the SEC on a timely basis; the SEC investigation of Terex; Terex's ability to ensure that all intercompany transactions will be properly recorded; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. In addition, until the previously announced review by Terex of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

         Terex Corporation is a diversified global manufacturer with 2004 net sales of approximately $5 billion. Terex operates in five business segments:
Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.
                                      # # #

                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com